Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional adviser.

LETTER OF TRANSMITTAL

Relating to

THE SCOTTS MIRACLE-GRO COMPANY

Offer to Exchange

any and all of its outstanding unregistered

6.625% Senior Notes due 2020

(CUSIP Nos. 810186 AJ5 and U8602T AA6)

for

$200,000,000 aggregate principal amount of its new

6.625% Senior Notes due 2020

(CUSIP No. 810186 AK2)

that have been registered under the Securities Act of 1933

This document relates to the exchange offer (the “Exchange Offer”) made by The Scotts Miracle-Gro Company (the “Company”) to exchange any and all of its unregistered $200,000,000 6.625% Senior Notes due 2020 (the “Outstanding Notes”) for new 6.625% Senior Notes due 2020 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Offer is described in the Prospectus dated December     , 2011 (the “Prospectus”) and in this letter of transmittal (this “Letter of Transmittal”). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.”

The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2012, unless extended by the Company (such date and time, as they may be extended, the “Expiration Date”). Tendered Outstanding Notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

Upon the satisfaction or waiver of the conditions to the acceptance of Outstanding Notes set forth in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer”, the Company will accept for settlement Outstanding Notes that have been validly tendered (and not subsequently validly withdrawn). This acceptance date is referred to as the “Acceptance Date.” The Company will deliver the Exchange Notes on a date (the “Settlement Date”) as soon as practicable after the Expiration Date.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

By Mail, Hand Delivery and Overnight Courier US Bank National Association Corporate Trust Services West Side Flats Operations Center Attn Specialized Finance 60 Livingston Avenue St Paul MN 55107	By Facsimile (for Eligible Institutions only): 651-495-8158 Confirmation: 800-934-6802

This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made using the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book–entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer–generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Outstanding Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender Outstanding Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

The Exchange Notes will be issued in full exchange for Outstanding Notes in the Exchange Offer, if consummated, on the Settlement Date and will be delivered in book–entry form.

Please read the accompanying instructions carefully.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Outstanding Notes credited by the undersigned to the Exchange Agent’s account at DTC using ATOP.

The undersigned understands that validly tendered Outstanding Notes (or defectively tendered Outstanding Notes with respect to which the Company has waived such defect or caused such defect to be waived) will be deemed to have been accepted by the Company if, as and when the Company gives oral or written notice thereof to the Exchange Agent. The undersigned understands that, subject to the terms and conditions, Outstanding Notes properly tendered and accepted (and not validly withdrawn) in accordance with the terms and conditions will be exchanged for Exchange Notes. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the Outstanding Notes tendered (including any such Outstanding Notes tendered after the Expiration Date). If any Outstanding Notes are not accepted for exchange for any reason (or if Outstanding Notes are validly withdrawn), such Outstanding Notes will be returned, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book–entry transfer procedures described in the Prospectus, as promptly as practicable after the expiration or termination of the Exchange Offer.

By tendering Outstanding Notes in the Exchange Offer, the undersigned acknowledges that the Exchange Offer is being made based upon the Company’s understanding of an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) as set forth in no–action letters issued to other parties, including Exxon Capital Holdings Corporation, SEC No– Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No–Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No–Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker–dealer who acquires such Exchange Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement with any person to participate in the distribution of such Exchange Notes. If the undersigned is not a broker–dealer, the undersigned represents that it acquires the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes. If the undersigned is a broker–dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that the Outstanding Notes to be exchanged for Exchange Notes were acquired by it as a result of market–making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Upon agreement to the terms of this Letter of Transmittal pursuant to an agent’s message, the undersigned, or the beneficial holder of Outstanding Notes on behalf of which the undersigned has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, hereby:

•

irrevocably sell, assign and transfer to or upon the order of the Company or its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Outstanding Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the Outstanding Notes arising under, from or in connection with such Outstanding Notes;

•

waive any and all rights with respect to the Outstanding Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of such Outstanding Notes; and

•

release and discharge the Company and U.S. Bank National Association, as the trustee for the Outstanding Notes from any and all claims the undersigned may have, now or in the future, arising out of or related to the Outstanding Notes tendered hereby, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Outstanding Notes tendered hereby, other than as expressly provided in the Prospectus and in this Letter of Transmittal, or to participate in any redemption or defeasance of the Outstanding Notes tendered hereby.

The undersigned understands that tenders of Outstanding Notes pursuant to the procedures described in the Prospectus and in this Letter of Transmittal and acceptance of such Outstanding Notes by the Company will, following such acceptance, constitute a binding agreement between the undersigned and the Company upon the terms and conditions.

By tendering Outstanding Notes in the Exchange Offer, the undersigned represents, warrants and agrees that:

•	it has received and reviewed the Prospectus;

•

it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Outstanding Notes tendered hereby, and it has full power and authority to execute this Letter of Transmittal;

•

the Outstanding Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Company will acquire good, indefeasible and unencumbered title to such Outstanding Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Company accepts the same;

•

it will not sell, pledge, hypothecate or otherwise encumber or transfer any Outstanding Notes tendered hereby from the date of this Letter of Transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•

in evaluating the Exchange Offer and in making its decision whether to participate in the Exchange Offer by tendering its Outstanding Notes, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus and this Letter of Transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to such holder by the Company or the Exchange Agent, other than those contained in the Prospectus, as amended or supplemented through the Expiration Date;

•

the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in the Prospectus;

•

the agreement to the terms of this Letter of Transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the Exchange Offer, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent and an irrevocable instruction to such attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Outstanding Notes tendered hereby in favor of the Company or any other person or persons as the Company may direct and to deliver such forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of such Outstanding Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in the Company or its nominees such Outstanding Notes;

•	the terms and conditions of the Exchange Offer shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

•	it is acquiring the Exchange Notes in the ordinary course of its business;

•

it is not participating in, and does not intend to participate in, a distribution of the Exchange Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes within the meaning of the Securities Act;

•

if it is a Broker-Dealer, it acquired the original notes as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act with respect to any resale of any exchange notes; and

•	it is not an “affiliate” of the Company, within the meaning of Rule 405 of the Securities Act.

The representations, warranties and agreements of a holder tendering Outstanding Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. For purposes of this Letter of Transmittal, the “beneficial owner” of any Outstanding Notes means any holder that exercises investment discretion with respect to such Outstanding Notes.

The undersigned understands that tenders may not be withdrawn at any time after the Expiration Date, except as set forth in the Prospectus, unless the Exchange Offer is amended with changes to the terms and conditions that are, in the reasonable judgment of the Company, materially adverse to the tendering holders, in which case tenders may be withdrawn under the conditions described in the extension.

If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will extend the Exchange Offer for a period of two to ten business days, depending on the significance of the amendment and the manner of disclosure to such holders, if the Exchange Offer would otherwise have expired during such two to ten business day period.

All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

☐	CHECK HERE IF YOU ARE A BROKER–DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

  Name:

  Address:

  Name of Tendering Institution:

  Account Number:

  Transaction Code Number:

By crediting the Outstanding Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Outstanding Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS FORMING PART OF

THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book–Entry Confirmations

Any confirmation of a book–entry transfer to the Exchange Agent’s account at DTC of Outstanding Notes tendered by book–entry transfer, as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the cover page of this Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date.

2. Validity of Tenders

The Company will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes. The Company’s determination will be final and binding. The Company reserves the absolute right to reject any Outstanding Notes not properly tendered or any acceptance of Outstanding Notes that would, in the opinion of its counsel, be unlawful. The Company also reserves the right to waive any defect, irregularities or conditions of tender as to particular Outstanding Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, none of the Company, the Exchange Agent and any other person will incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable after the Expiration Date.

3. Waiver of Conditions

The Company reserves the absolute right to waive, in whole or part, at any time or from time to time, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

4. No Conditional Tender

No alternative, conditional, irregular or contingent tender of Outstanding Notes will be accepted.

5. Request for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address, telephone numbers or fax number set forth on the cover page of this Letter of Transmittal. Holders may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offer.

6. Withdrawal

Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Outstanding Notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled “The Exchange Offer—Withdrawal of Tenders.”

7. Transfer Taxes

Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct the Company to register Exchange Notes in the name of, or request that Outstanding Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Outstanding Notes.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.